This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 25th day of February, 2004



                                        JOHN HANCOCK VARIABLE
                                        ---------------------
                                        SERIES TRUST I
                                        --------------
                                        (Name of Registrant,
                                        depositor or trustee)




Witness: /s/ Raymond F. Skiba           By:  /s/ Michele G. Van Leer
         --------------------------        ---------------------------------
         Treasurer                         Chairman and Trustee














                                   Signatures